Exhibit 4.2

Execution Version

NEW MOUNTAIN FINANCE CORPORATION

as Issuer

U.S. Bank Trust Company, National Association

as Trustee

Third Supplemental Indenture

Dated as of November 2, 2022

to the Indenture

Dated as of August 20, 2018

7.50% Convertible Notes due 2025

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(continued)

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(continued)

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(continued)

SCHEDULES / EXHIBIT

Schedule I	Make-Whole Table	I-1
Exhibit A	Form of Note	A-1

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THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 2, 2022, between New Mountain Finance Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, the “Trustee”), as trustee under the Indenture dated as of August 20, 2018, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company has executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured debt securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 201 of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of securities of any series as contemplated by Article Two of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 7.50% Convertible Notes due 2025 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01           Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes which may be issued from time to time in accordance herewith, and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede, with respect to the Notes, any conflicting or inconsistent provisions in the Base Indenture. In the case of any conflict between the Indenture and a Note, the provisions of the Indenture shall control and govern to the extent of such conflict. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Notes and govern the rights of the Holders of the Notes and the obligations of the Company and the Trustee with respect thereto.

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Section 1.02           Definitions. Capitalized terms used but not defined herein take the meanings given to such terms in the Base Indenture. Otherwise, for all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(1)            the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular and, pursuant to Section 301 of the Base Indenture, any such item may, with respect to any particular series of Notes, be amended or modified or specified as being inapplicable;

(2)            all other terms used herein that are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in Section 311 of the Trust Indenture Act, shall have the meanings assigned to them in the rules of the Commission (as defined herein) adopted under the Trust Indenture Act;

(3)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America; and

(4)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used in other Articles herein, are defined in those Articles.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.07(d), Section 4.07(e) and Section 5.04, as applicable.

“Additional Notes” shall have the meaning specified in Section 2.11.

“Additional Shares” shall have the meaning specified in Section 10.01(b)(1).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

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“Applicable Procedures” means, with respect to any conversion, repurchase, transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Authenticating Agent” means any agent appointed by the Trustee reasonably acceptable to the Company to authenticate the Notes.

“Averaging Period” shall have the meaning specified in Section 10.04(e).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the TIA (as defined herein) that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Board Resolution” means (i) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or a committee thereof, and to be in full force and effect on the date of such certification, and delivered to the Trustee or (ii) a certificate signed by the authorized officer or officers of the Company to whom the Board of Directors of the Company or a committee thereof has delegated its authority (as described in the definition of Board of Directors), and in each case, delivered to the Trustee.

“Business Day” means any day, other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Leases” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interest, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any of the foregoing.

“Cash Redemption” shall have the meaning specified in Section 3.03(b).

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“Cash Redemption Price” means, for any Notes to be redeemed pursuant to Section 3.03(b), the sum of (i) 100% of the principal amount of such Notes to be redeemed, (ii) accrued and unpaid interest thereon to, but excluding, the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid by the Company to Holders of record of such Notes as of the close of business on such Record Date on, or at the Company’s election, before, such Interest Payment Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes) and (iii) the Make-Whole Premium.

“Clause A Distribution” shall have the meaning specified in Section 10.04(c).

“Clause B Distribution” shall have the meaning specified in Section 10.04(c).

“Clause C Distribution” shall have the meaning specified in Section 10.04(c).

“Close of Business” means 5:00 p.m. (New York City time).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act (as defined herein), or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 10.06, shares of common stock of the Company, par value $0.01 per share, at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means only the Person named as the “Company” in the first paragraph of this Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chief Executive Officer, President or a Vice President of the Company, or by the Chief Financial Officer, Chief Operating Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

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“Conversion Agent” means the Trustee or any successor office or agency where the Notes may be surrendered for conversion.

“Conversion Date” shall have the meaning specified in Section 10.02(b).

“Conversion Notice” shall have the meaning specified in Section 10.02(b)(1).

“Conversion Obligation” shall have the meaning specified in Section 10.01(a).

“Conversion Price” means, as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 10.01(a).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof for purposes of Section 1002 only is located at 111 Fillmore Avenue, St. Paul, MN 55107, Attention: New Mountain Finance Corporation, and for all other purposes is located at 1 Federal Street, 10th Floor, Boston, MA 02110, Attention: New Mountain Finance Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt to Equity Ratio” means the ratio of (a) the aggregate amount of senior securities representing indebtedness of the Company and its Subsidiaries (including under the Notes), in each case as determined pursuant to the Investment Company Act, and any orders of the Commission issued to or with respect to Company thereunder, including any exemptive relief granted by the Commission with respect to the indebtedness of any SBIC Subsidiary to (b) Shareholders’ Equity at the last day of the immediately preceding fiscal quarter of the Company.

“Designated NRSRO” means one or more “nationally recognized statistical rating organizations” within the meaning of Section 3(a)(62) of the Exchange Act that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners.

“Distributed Property” shall have the meaning specified in Section 10.04(c)(i).

“DTC” means The Depository Trust Company.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default with respect to the Notes.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

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“De-Legending Deadline Date” means, with respect to any Note, the 380th day after the last date of original issuance of such Note; provided, however, that if such 380th day is after a Record Date and on or before the next Interest Payment Date, then the “De-Legending Deadline Date” for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for global Securities. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Effective Date” shall have the meaning specified in Section 10.01(b)(2).

“Event of Default” means, with respect to the Notes, any event specified in Section 5.01, after such event has continued the period of time, if any, and after the giving of notice, if any, therein designated.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity and files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership;

(b)            the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

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(c)            the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)            the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) for a period of 20 consecutive Trading Days.

Notwithstanding the foregoing, any transaction or event described in clause (b) above will not constitute a Fundamental Change if at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the Notes become convertible into the Reference Property. If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the immediately preceding sentence, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 11.01(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 11.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 11.01(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 11.01(a).

“GAAP” means generally accepted accounting principles as used in the United States of America applied on a consistent basis as in effect from time to time.

“Global Note” shall have the meaning specified in Section 2.07(b).

“Governmental Authority” means

(a)            the government of

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(i)             the United States of America or any state or other political subdivision thereof, or

(ii)            any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)            any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)            to purchase such indebtedness or obligation or any property constituting security therefor;

(b)            to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)            to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)            otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)            its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)            its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

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(c)            (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)            all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)            all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)            the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)            any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indenture” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Initial Notes” means the Notes issued on the date of this Supplemental Indenture.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” means, with respect to the payment of interest on the Notes and notwithstanding anything to the contrary in Section 101 of the Base Indenture, April 15 and October 15 of each year, beginning on April 15, 2023.

“Investment Company Act” mean the Investment Company Act of 1940, as amended, or any successor provisions thereto.

“Last Reported Sale Price” means, with respect to Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock or such other security is traded. If the Common Stock or such other security are not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security are not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected from time to time by the Board of Directors of the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading.

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“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Limitation” shall have the meaning specified in Section 10.03(d).

“Make-Whole Fundamental Change” shall have the meaning specified in Section 10.01(b)(1).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 10.01(b).

“Make-Whole Premium” means, with respect to a Redemption of any Notes pursuant to Section 3.03(b) on a Redemption Date, an amount equal to the present value of the interest that would accrue on such Notes from, and including, such Redemption Date until the Maturity Date, with such present value computed using a discount rate equal to the sum of (i) the yield to maturity of United States Treasury securities with three months of remaining maturity (as determined in a commercially reasonable manner by the Company prior to the Company providing the applicable Redemption Notice) and (ii) 50 basis points. For the avoidance of doubt, the Trustee shall have no duty or obligation to calculate or verify the calculation of the Make-Whole Premium.

“Maturity Date” means October 15, 2025.

“Merger Event” shall have the meaning specified in Section 10.06(a).

“Non-Stock Change of Control” shall have the meaning specified in Section 10.01(b)(1).

“Note” or “Notes” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 101 of the Base Indenture.

“Note Register” has the meaning specified in Section 2.04.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, President or a Vice President and by the Chief Financial Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 12.03, if and to the extent required by the provisions of Section 12.02.

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“Open of Business” means 9:00 a.m. New York City time.

“Opinion of Counsel” means a written opinion reasonably satisfactory to the Trustee from legal counsel, who may be an employee of or counsel to the Company; provided, however, that counsel that is an employee of, or counsel to, the Company shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 12.03, if and to the extent required by the provisions of Section 12.02.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Supplemental Indenture, except:

(a)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation (including Notes converted and cancelled pursuant to this Supplemental Indenture);

(b)            Notes for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; and

(c)            Notes which have been paid pursuant to Section 2.08 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Supplemental Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means the office or agency designated by the Company where Notes may be presented for payment, initially the Trustee.

“Permitted SBIC Guaranty” means a guarantee by the Company of Indebtedness of an SBIC Subsidiary on the SBA’s then applicable form, provided that the recourse to the Company thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

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“Physical Note” means any non-Global Note issued that is in definitive, fully registered form, without interest coupons

“Predecessor Security” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Provisional Redemption” shall have the meaning specified in Section 3.03(a).

“Provisional Redemption Price” means, for any Notes to be redeemed pursuant to Section 3.03(a), 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid by the Company to Holders of record of such Notes as of the close of business on such Record Date on, or at the Company’s election, before, such Interest Payment Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Record Date,” with respect to the payment of interest on any Interest Payment Date, means the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 and October 15 Interest Payment Date, respectively.

“Redemption” means a Cash Redemption or a Provisional Redemption, as applicable.

“Redemption Date” shall have the meaning specified in Section 3.04(a).

“Redemption Notice” shall have the meaning specified in Section 3.04(a).

“Redemption Price” means the Cash Redemption Price or the Provisional Redemption Price, as applicable.

“Reference Property” shall have the meaning specified in Section 10.06(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.07(c).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

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“Restricted Securities” shall have the meaning specified in Section 2.07(c).

“Restrictive Notes Legend” shall have the meaning specified in Section 2.07(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“SBA” means the United States Small Business Administration.

“SBIC Equity Commitment” means a commitment by the Company to make one or more capital contributions to an SBIC Subsidiary.

“SBIC Subsidiary” means any direct or indirect Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of the Company licensed as a small business investment company under the Small Business Investment Act of 1958, as amended, (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) and which is designated by the Company (as provided below) as an SBIC Subsidiary, so long as (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary: (i) is guaranteed by the Company or any Subsidiary (other than a Permitted SBIC Guaranty), (ii) is recourse to or obligates the Company or any Subsidiary in any way (other than in respect of any SBIC Equity Commitment or Permitted SBIC Guaranty), or (iii) subjects any property of the Company or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than equity interests in any SBIC Subsidiary pledged to secure such Indebtedness, and (b) none of the Company or any Subsidiary has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Company shall be effected pursuant to a certificate of a Senior Financial Officer delivered to the Trustee, which certificate shall include a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions.

“Secured Debt” means Indebtedness of the Company and its Subsidiaries that are consolidated with the Company for purposes of GAAP (excluding any Indebtedness of any of the Company’s Subsidiaries which are SBIC Subsidiaries) outstanding at any time that is secured in any manner by any Lien on assets of the Company or any such Subsidiaries.

“Secured Debt Ratio” means the ratio of (a) Secured Debt to (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries that are consolidated with the Company for purposes of GAAP (including Indebtedness under the Notes and excluding any Indebtedness of any of the Company’s Subsidiaries which are SBIC Subsidiaries).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Security Registrar” means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange, initially the Trustee.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Shareholders Equity” means at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders’ equity or net assets, as applicable, for the Company and its Subsidiaries at such date.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning specified in Rule 1-02(w) of Regulation S-X, promulgated under the Securities Act) of the Company, excluding any Subsidiary of the Company which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle, or (c) that is not consolidated with the Company for purposes of GAAP.

“Spin-Off” shall have the meaning specified in Section 10.04(c)(ii).

“Stock Price” means the price paid per share of Common Stock in connection with a Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 10.01(b) hereof. If holders of Common Stock receive only cash in such Fundamental Change transaction, then the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be equal to the average of the Last Reported Sale Prices of the Common Stock over the 5 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Fundamental Change.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

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“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Trading Day” means a day during which (i) trading in Common Stock generally occurs and (ii) a Last Reported Sale Price for Common Stock (other than a Last Reported Sale Price referred to in the next to last sentence of such definition) is available for such day; provided that if shares of Common Stock are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported Sale Price (excluding the next to last sentence of that definition), Trading Day shall mean any Business Day.

“Trigger Event” shall have the meaning specified in Section 10.04(c)(ii).

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939, as amended and as in effect from time to time.

“unit of Reference Property” shall have the meaning specified in Section 10.06(a).

“Valid Payment Date” shall mean, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in the state in which the Corporate Trust Office is located are authorized or required by law or executive order to close or be closed.

“Valuation Period” shall have the meaning specified in Section 10.04(c)(ii).

Section 1.03           References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Supplemental Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of means all amounts, if any, payable pursuant to Section 4.07(d), Section 4.07(e) and Section 5.04. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

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Article 2
The Notes

Section 2.01           Establishment; Designation.

Pursuant to Section 201 of the Base Indenture, there is hereby established and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “7.50% Convertible Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is initially limited to $200,000,000, subject to Section 2.11, and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.07, Section 10.02, Section 11.01 and Section 2.08 hereof. For purposes of Section 301 of the Base Indenture, the Notes are designated as Senior Securities.

Section 2.02           Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note attached as Exhibit A hereto are incorporated herein and shall constitute, and are hereby expressly made, a part of the Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between the Indenture and a Note, the provisions of the Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of the Indenture, or as may be required by the Depositary, as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

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A Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on a Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03           Date and Denomination of Notes; Payments of Interest; Defaulted Amounts.

(a)            The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The initial interest payment on the Notes on the April 15, 2023 Interest Payment Date shall be equal to $34.17 per $1,000 principal amount of Notes. If an Interest Payment Date, a Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day or is a day on which financial institutions located in the state in which the Corporate Trust Office is located are authorized or required by law or executive order to close or be closed, payment will be made on the next succeeding Business Day, and no additional interest will accrue thereon as a result thereof.

(b)            The Person in whose name any Note (or its Predecessor Security) is registered on the Note Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the accrued and unpaid interest payable on such Interest Payment Date, subject to Section 4.01(b) hereof. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall, at its option, pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register or (ii) wire transfer to an account of the Person entitled thereto located in the United States; provided, however, that with respect to any Person entitled to interest on an aggregate principal amount in excess of $2,000,000, upon written application by such Person to the Security Registrar not later than the relevant Record Date, interest on such Person's Notes shall be paid by wire transfer in immediately available funds to such Person's account within the United States. Notwithstanding the foregoing, payment of interest in respect of Notes held in global form shall be made in accordance with procedures required by the Depositary.

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(c)            Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)            The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04           Security Registrar, Conversion Agent and Paying Agent. The Trustee shall initially serve as the Security Registrar, Conversion Agent and Paying Agent for the Notes. The Security Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency in Boston, Massachusetts. The Security Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional conversion agents and paying agents. The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Security Registrar includes any co-registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without prior notice to any Holder.

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The Company shall enter into an appropriate agency agreement with any Security Registrar, Conversion Agent or Paying Agent that is not a party to the Indenture. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Security Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 606 of the Base Indenture. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Security Registrar.

The Company may remove any Security Registrar, Conversion Agent or Paying Agent upon written notice to such Security Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Security Registrar, Conversion Agent or Paying Agent, as the case may be, and such agreement is delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Security Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Security Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

In acting hereunder and in connection with the Notes, the Security Registrar, Conversion Agent and Paying Agent shall each act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Section 2.05           Conversion Agent and Paying Agent to Hold Money and Property in Trust. Except as otherwise provided herein, on or prior to 1:00 p.m. (New York City time) on each due date of payment or settlement date of conversion in respect of any Note, the Company shall deposit with the Paying Agent or Conversion Agent, as applicable, a sum of money (in immediately available funds) and any property due upon conversion sufficient to make such payments or conversion when due; provided, however, that to the extent any such money and property are received by the Paying Agent or Conversion Agent from the Company after 1:00 p.m. (New York City time), on such due date, such funds will be deemed deposited within one Business Day of receipt thereof. The Company shall require each Paying Agent or Conversion Agent (other than the Trustee) to agree in writing that such Paying Agent or Conversion Agent shall hold in trust for the benefit of Holders or the Trustee all money or property held by such Paying Agent or Conversion Agent for the payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, interest on, and other payments and conversion in respect of the Notes, and shall notify the Trustee in writing of any Default by the Company in making any such payment or conversion. If the Company or a Subsidiary acts as Paying Agent or Conversion Agent, it shall segregate the money or property held by it as Paying Agent or Conversion Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes. The Company at any time may require a Paying Agent or Conversion Agent (other than the Trustee) to pay all money or property held by it to the Trustee and to account for any funds disbursed by such Paying Agent or Conversion Agent. Upon complying with this Section 2.05, the Paying Agent or Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for the money or property delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent and Conversion Agent for the Notes.

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Section 2.06           Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company, on its own behalf, shall furnish to the Trustee, in writing, at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing upon at least 15 calendar days’ prior written request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07           Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note (as such term is defined below), a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members of beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

(b)            So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.07(d)(vii), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(c)            Restrictive Note Legends.

(i)            Every Note that bears or is required under this Section 2.07(c) to bear the Restrictive Notes Legend (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.07(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07(c) (including the Restrictive Notes Legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.07(c) and Section 2.07(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

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(ii)            Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.07(d), if applicable) shall bear a legend in substantially the following form (the “Restrictive Notes Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF NEW MOUNTAIN FINANCE CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)            TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

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(C)            TO A PERSON IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(iii)           No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the applicable box on the Form of Assignment and Transfer (attached hereto as Exhibit D) has been checked.

(iv)           Any Note (or security issued in exchange or substitution therefor) (1) as to which such restrictions on transfer shall have expired in accordance with their terms, (2) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (3) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Security Registrar in accordance with the provisions of this Section 2.07(c), be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.07(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in subclauses (1) through (3) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Notes Legend specified in this Section 2.07(c) and shall not be assigned a restricted CUSIP number. In addition, the Company may effect the removal of the Restrictive Notes Legend upon the Company’s delivery to the Trustee of written notice to such effect, whereupon the Restrictive Notes Legend set forth above and affixed on any Note shall be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note shall be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood, including for purposes of Section 4.07(e), that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has become or been declared effective under the Securities Act.

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(v)            Notwithstanding any other provisions of this Supplemenatl Indenture (other than the provisions set forth in this Section 2.07(c)), a Global Note may not be transferred as a whole or in part except (1) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (2) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

(vi)           Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(vii)          If (1) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor Depositary is not appointed within 90 days, (2) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days or (3) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

(viii)         Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.07(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of Section 2.07(c)(vii), the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

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(ix)            At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(x)            None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of those interests by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those interests.

(d)            Restrictive Legends on Common Stock Issued upon Conversion of Notes.

(i)             Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF NEW MOUNTAIN FINANCE CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)            TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

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(B)            PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)            TO A PERSON IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(ii)            Any such Common Stock (1) as to which such restrictions on transfer shall have expired in accordance with their terms, (2) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (3) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.07(d).

(e)            Any Note or restricted Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

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Section 2.08         Mutilated, Destroyed, Lost or Stolen Notes. Section 306 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 2.08 shall, with respect to the Notes, supersede in its entirety Section 306 of the Base Indenture.

If any mutilated Note is surrendered to the Trustee or the Company, together with such security and/or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless for any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) such security and/or indemnity as may be required by them to save each of them and any agent of either of them harmless for any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, then, in the absence of actual notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any Note that has matured or is about to mature or has been surrendered for required repurchase upon a Fundamental Change or is about to be converted in accordance with Article 10 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security and/or indemnity as may be required by them to save each of them harmless for any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

No service charge shall be imposed by the Company, the Trustee, the Security Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company and/or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

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The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.09           Cancellation. To the extent permitted by law, the Company may from time to time repurchase any Notes in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option, surrender any Notes repurchased by it to the Trustee for cancellation, but may not reissue or resell such Notes.

The Company at any time may deliver Notes to the Trustee for cancellation. The Security Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel and dispose of them in accordance with its customary procedures and upon written request of the Company shall return to the Company all Notes surrendered for registration of transfer, exchange, payment, purchase, conversion or cancellation. All Notes so delivered to the Trustee may not be reissued or resold and shall be cancelled promptly by the Trustee and no longer outstanding under this Supplemental Indenture. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for definitive Notes, transferred, paid, repurchased, redeemed, converted or canceled, such Global Note shall be returned by the Depositary or the Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for definitive Notes, transferred in exchange for an interest in another Global Note, paid, repurchased, redeemed, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

Section 2.10           Payment of Interest. Subject to Section 4.01, interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the Close of Business on the Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.04. Subject to the foregoing provisions of this Section 2.10, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.11           Additional Notes. The Company may, without the consent of the Holders and notwithstanding Section 2.01, increase the principal amount of the Notes by issuing additional Notes (“Additional Notes”) of the same series as the Initial Notes in the future in an unlimited aggregate principal amount on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the Additional Notes and, at the option of the Company, the first payment of interest following the issue date of such Additional Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes those Additional Notes will have a separate CUSIP number. The Notes and any Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under this Supplemental Indenture including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. All provisions of the Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes issued under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes and is continuing.

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Section 2.12           Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President or a Vice President and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Supplemental Indenture.

The Trustee will, upon receipt of a Company Order, authenticate Notes, including any Additional Notes, in an unlimited aggregate principal amount, subject to the provisions of the Indenture. Each Company Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of such Notes.

The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

In case the Company pursuant to Article 11 shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 8, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.12 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

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Section 2.13           CUSIP Numbers. Section 314 of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Section 2.13 shall, with respect to the Notes, supersede in its entirety Section 314 of the Base Indenture.

The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note, certificate of Common Stock or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.14           Ranking. The Notes constitute general unsecured obligations of the Company, ranking equally in right of payment with all of the existing and future unsecured indebtedness of the Company and ranking senior in right of payment to any existing and future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Article 3
Redemption

Article Eleven of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 3 shall, with respect to the Notes, supersede in its entirety Article Eleven of the Base Indenture.

Section 3.01           [Reserved].

Section 3.02           [Reserved].

Section 3.03           Redemption. The Notes shall not be redeemed by the Company prior to October 20, 2023. The Company may redeem the Notes for cash, in whole or from time to time in part, at the Company’s option at the Redemption Price:

(a)            On or after October 20, 2023 (a “Provisional Redemption”), at the Provisional Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Redemption in accordance with Section 3.04; and

(b)            anytime on or after July 15, 2025 (a “Cash Redemption”), at the Cash Redemption Price.

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Section 3.04         Redemption Notice; Selection of Notes.

(a)            If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.03, it shall fix a date for Redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee at least five Business Days prior to the date such notice is to be sent to Holders (unless a shorter period shall be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall provide notice of such Redemption (a “Redemption Notice”) not less than 15 nor more than 30 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Paying Agent (if other than the Trustee) and the Conversion Agent (if other than the Trustee).

(b)            The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail to the Holder of any Note designated for Redemption as a whole or in part, or any defect in the Redemption Notice, shall not affect the validity of the proceedings for the redemption of any other Note.

(c)            Each Redemption Notice shall specify:

(i)             whether the Redemption is a Cash Redemption or a Provisional Redemption;

(ii)            the Redemption Date;

(iii)           the Redemption Price;

(iv)          that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that, unless the Company defaults in the payment of the Redemption Price, interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(v)           the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(vi)          that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date;

(vii)         the procedures a converting Holder must follow to convert its Notes;

(viii)        the then-current Conversion Rate;

(ix)           the CUSIP and ISIN or other similar numbers, if any, assigned to such Notes; and

(x)            in case any Note is redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

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A Redemption Notice shall be irrevocable.

(d)            If fewer than all of the Outstanding Notes are to be redeemed, the Notes shall be selected for Redemption (in principal amounts of $1,000 or multiples thereof) in accordance with the applicable procedures of DTC, in the case of Global Notes, and by lot, in the case of Physical Notes. If a Holder converts a Note a portion of which has been selected for Redemption, the converted portion will be deemed to be from the portion selected for Redemption. In the event of any Redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for Redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.05           Payment of Notes Called for Redemption.

(a)            If any Redemption Notice has been given in respect of all or any part of the Notes in accordance with Section 9.04, the Notes so subject to redemption shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes to be redeemed at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. Upon surrender of a Note that is to be redeemed in part pursuant to Section 3.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

(b)            Prior to the Open of Business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 605 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 3.06           Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 4
Particular Covenants of the Company

Article Ten of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 4 shall, with respect to the Notes, supersede in its entirety Article Ten of the Base Indenture.

Section 4.01         Payment of Notes.

(a)            The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on the Notes in accordance with the terms of such Notes and this Supplemental Indenture. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid pursuant to Section 2.03.

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(b)            Except as otherwise provided in this Section 4.01, a Holder of any Notes at the Close of Business on a Record Date shall be entitled to receive interest on such Notes on the corresponding Interest Payment Date. A Holder of any Notes as of a Record Date that are converted after Close of Business on such Record Date and prior to the Open of Business on the corresponding Interest Payment Date shall be entitled to receive accrued and unpaid interest on the principal amount of such Notes, notwithstanding the conversion of such Notes prior to such Interest Payment Date.

(c)            On the Maturity Date, the Company will pay accrued and unpaid interest to the Person to whom the Company pays the principal amount of the Notes.

Section 4.02           Maintenance of Office or Agency. The Company will maintain an office or agency in the continental United States where Notes may be surrendered for registration of transfer, exchange, for presentation for payment or repurchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the continental United States of America.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency as set forth above for the Notes, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Notes, the Company hereby designates the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

Section 4.03           Compliance Certificate, Notice of Default. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year (which fiscal year ends December 31 and beginning with the fiscal year ending December 31, 2022) of the Company an Officers’ Certificate, one of the signatories of which shall be the chief executive officer, chief financial officer or chief accounting officer of the Company, stating that in the course of the performance by the signer of his or her duties as an officer of the Company, he or she would normally have knowledge of any Default and whether or not such signer knows of any Default that occurred during such period. If such signer does have knowledge of a Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

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The Company shall deliver to the Trustee, promptly and in any event within five calendar days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action that the Company is taking or proposes to take with respect thereto.

Section 4.04           Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.

Section 4.05           Issuance of Shares. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Lien or adverse claim.

Section 4.06          Transfer Taxes. If a Holder converts Notes into shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any documentary, stamp or similar issue or transfer tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such any documentary, stamp or similar issue or transfer tax, or has established to the satisfaction of the Company that such any documentary, stamp or similar issue or transfer tax has been paid.

Section 4.07         Rule 144A Information Requirement and Reports by Company.

(a)            The Company shall deliver to the Trustee, within 15 calendar days after filing with the Commission, copies of the annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect in each case to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). All required reports, information and documents referred to in this Section 4.07(a) shall be deemed to be delivered to the Trustee at the time such reports, information and documents are publicly filed with the Commission via the Commission’s EDGAR and/or IDEA filing system (or any successor system).

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(b)            At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(c)            Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). Notwithstanding anything to the contrary in this Section 4.07, the Company, to the extent permitted under the Trust Indenture Act, shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the Commission.

(d)            If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Section 4.07(d), the phrase “restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes” shall not include, for the avoidance of doubt, the assignment of a restricted CUSIP number or the existence of the Restrictive Notes Legend on Notes in compliance with Section 2.07(c), in either case, during the six-month period described in this Section 4.07(d).

(e)            If, and for so long as, the Restrictive Notes Legend on the Notes specified in Section 2.07(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the De-Legending Deadline Date, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restrictive Notes Legend on the Notes has been removed in accordance with Section 2.07(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes; provided, however, that no Additional Interest shall accrue or be owed pursuant to this Section 4.07(e) until the fifteenth Business Day following written notification to the Company by the Trustee (at the direction of any Holder) or any Holder or beneficial owner of the Notes requesting that the Company comply with its obligations described in this Section 4.07(e) (which notice may be given at any time after the 330th day after the last date of original issuance of the Notes), it being understood and agreed that in no event shall Additional Interest accrue or be owed pursuant to this Section 4.07(e) for any period prior to the 380th day after the last date of original issuance of the Notes.

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(f)             Additional Interest will be payable in arrears on each Interest Payment Date in the same manner as regular interest on the Notes.

(g)            Subject to the immediately succeeding sentence, the Additional Interest that is payable in accordance with Section 4.07(d) or Section 4.07(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 5.04. However, in no event shall Additional Interest payable for the Company’s failure to comply with its obligations to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as set forth in Section 4.07(d), together with any Additional Interest that may accrue at the Company’s election as a result of the Company’s failure to comply with its reporting obligations pursuant to Section 5.04, accrue at a rate in excess of 0.50% per annum pursuant to this Supplemental Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h)            If Additional Interest is payable by the Company pursuant to Section 4.07(d) or Section 4.07(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may conclusively assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.08           Investment Company Act. The Company covenants that for the period of time during which Notes are outstanding, the Company shall not violate, whether or not the Company is subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to the Company by the Commission.

Section 4.09           Debt to Equity Ratio. Immediately after the issuance of any senior security representing indebtedness (as determined pursuant to the Investment Company Act), and after giving pro forma effect thereto and the application of the proceeds thereof, the Company shall not permit the Debt to Equity Ratio to be greater than 1.65 to 1.00.

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Section 4.10           Maximum Secured Debt. The Company shall not permit the Secured Debt Ratio at any time to exceed 0.70 to 1.00.

Section 4.11           Ratings. The Company will maintain a rating on the Notes from a Designated NRSRO at all times, and the Company will cause such rating to be updated on an annual basis. The Company will provide the Trustee with a copy of any rating letter or notification from a Designated NRSRO following receipt by the Company, in a form each Holder may share with their regulators. Such form of rating letter or notification will identify the Notes to which such rating is applicable including the aggregate principal amount, initial interest rate, maturity date and CUSIP number, ISIN or “Common Code” number assigned to the Notes.

Article 5
Events of Default

Article Five of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 5 shall, with respect to the Notes, supersede in its entirety Article Five of the Base Indenture.

Section 5.01           Events of Default. Each of the following shall be Events of Default with respect to the Notes:

(a)            failure by the Company to pay any interest (including Additional Interest, if any) on the Notes when due and (except in the case of Additional Interest pursuant to Section 5.03) such failure continues for a period of 30 calendar days;

(b)            failure by the Company to pay principal of the Notes when due at the Maturity Date, or failure by the Company to pay the Fundamental Change Repurchase Price or Redemption Price payable, in respect of any Notes when due;

(c)            failure by the Company to deliver shares of Common Stock upon the conversion of any Notes and such failure continues for five calendar days following the scheduled settlement date for such conversion;

(d)            failure by the Company to issue a Fundamental Change Company Notice on a timely basis in accordance with Section 11.01 when due;

(e)            a failure to pay principal when due (whether at stated maturity or otherwise) or an uncured Default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any of its Significant Subsidiaries in an aggregate principal amount in excess of $30,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or uncured Default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding;

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(f)            a final judgment for the payment of $50,000,000 or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, other than Subsidiaries that are non-recourse or limited recourse Subsidiaries, bankruptcy remote special purpose vehicles and any Subsidiaries that are not consolidated with the Company for GAAP purposes, which judgment is not discharged or stayed within 60 calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(g)            Default in the performance, or breach, of any covenant or warranty of the Company in the Indenture with respect to any Note (other than a covenant or warranty a Default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such Default or breach for a period of 60 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(h)            the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)             commences a voluntary case,

(i)             consents to the entry of an order for relief against it in an involuntary case,

(ii)            consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iii)           makes a general assignment for the benefit of its creditors; or

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary in an involuntary case,

(ii)            appoints a Custodian of the Company or any Significant Subsidiary, or for all or substantially all of either of its property, or

(iii)          orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 calendar days.

Section 5.02           Acceleration.

(a)            In the case of an Event of Default specified in clause (h) or (i) of Section 5.01 hereof with respect to the Company, all Outstanding Notes will become due and payable immediately without further action or notice by the Trustee or any Holder. Subject to Section 5.01, if any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

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(b)            Notwithstanding the foregoing, if an Event of Default specified in clause (e) of Section 5.01 occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (e) of Section 5.01 shall have been remedied or cured by the Company or any of its Subsidiaries or waived by the holders of the relevant indebtedness within 60 calendar days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due and payable solely because of the acceleration of the Notes, have been cured or waived.

(c)            At any time after a declaration of acceleration with respect to the Notes as described in this Section 5.02, the Holders of a majority in aggregate principal amount of the Outstanding Notes may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid (or deposited with the Trustee a sum sufficient to pay) the Trustee and its agents their reasonable compensation and reimbursed the Trustee and its agents for their expenses, disbursements and advances (including, but not limited to, reasonable attorneys’ fees and expenses). Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, on, any Notes, (ii) a failure to repurchase or redeem any Notes when required or (iii) a failure by the Company to deliver shares of Common Stock plus cash in lieu of any fractional share upon the conversion of any Notes s.

Section 5.03         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04         Additional Interest.

(a)            Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.07(a) shall for the first 60 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day that such Event of Default is continuing during the first 60 days after the occurrence of such Event of Default. Additional Interest payable pursuant to this Section 5.04 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.07(d) or Section 4.07(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 61st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.07(a) is not cured or waived prior to such 61st day), the Notes shall be immediately subject to acceleration as provided in Section 5.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.07(a). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 5.02 as a result of the Event of Default pursuant to Section 5.01(g) if such Event of Default is then continuing.

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(b)            In order to elect to pay Additional Interest as the sole remedy during the first 60 days after the occurrence of any Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.07(a) in accordance with Section 5.04(a), the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.02.

(c)            In no event shall Additional Interest payable at the Company’s election for failure to comply with its obligations as set forth in Section 4.07(a) as set forth in this Section 5.04, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), pursuant to Section 4.07(d), accrue at a rate in excess of 0.50% per annum pursuant to this Supplemental Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 5.05         Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, consent to the waiver of any past Default or Event of Default under the Indenture and its consequences, except:

(1)            failure by the Company to pay principal of or interest (including Additional Interest, if any) on the Notes when due;

(2)            failure by the Company to deliver shares of Common Stock plus cash in lieu of any fractional share upon the conversion of any Notes;

(3)            failure by the Company to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder of Notes exercising its repurchase rights in accordance with the Indenture; or

(4)            failure by the Company to pay the Redemption Price on the Redemption Date in connection with a Holder of Notes exercising its repurchase rights in accordance with the Indenture; or

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(5)            failure of the Company to comply with a covenant or provision of this Supplemental Indenture which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Supplemental Indenture and the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.06         Control by Majority. Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to the other Holders of Notes) or that may involve the Trustee in personal liability. Prior to taking any such action hereunder, the Trustee may demand security and/or indemnity satisfactory to it in accordance with Section 602 of the Base Indenture.

Section 5.07         Limitation on Suits. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive shares of Common Stock plus cash in lieu of any fractional share upon the conversion of any Notes, a Holder may pursue a remedy with respect to the Indenture or the Notes only if:

(a)            such Holder gives to the Trustee written notice that an Event of Default is continuing;

(b)            Holders of at least 25% in aggregate principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy as Trustee;

(c)            such Holder or Holders offer and, if requested, provide to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee does not comply with the request within 60 calendar days after receipt of the request and the offer of security and/or indemnity; and

(e)            during such 60-day period, Holders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 5.08         Rights of Holders of Notes to Receive Payment or Effect Conversion. Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert Notes in accordance with Article 10 of this Supplemental Indenture, shall not be impaired or affected without the consent of such Holder.

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Section 5.09         Collection Suit by Trustee. If an Event of Default specified in Section 5.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company, and to enforce such judgment and collect the monies adjudicated or decreed to be payable, for the whole amount of principal of and interest remaining unpaid on the Notes, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.10         Trustee May File Proofs of Claim. In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.10, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 5.11         Priorities. If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

First: to the Trustee (or any predecessor Trustee), its agents and attorneys for amounts due under Section 606 of the Base Indenture, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third: to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.11. If a record date is fixed, the Trustee shall send, by first class mail, electronically or by any other means approved by the Trustee to the Holders of the Notes of record a notice at least 30 calendar days but not more than 60 calendar days before the payment date. Such notice shall state: (1) that a payment is being made pursuant to this Section 5.11, (2) the relevant Default and the circumstances giving rise to the collection of money pursuant to this Section 5.11, (3) the payment date and (4) the amount of such payment per $1,000 of Notes.

Section 5.12         Undertaking for Costs. All parties to the Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, in any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.

Section 5.13         [Reserved].

Section 5.14         Restoration of Rights and Remedies. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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Article 6
[Reserved]

Article Six of the Base Indenture shall apply to the Notes in all respects and is hereby deemed to be incorporated herein in full.

Article 7
Satisfaction and Discharge of Indenture; Unclaimed Moneys

Article Four of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 7 shall, with respect to the Notes, supersede in its entirety Article Four of the Base Indenture.

Section 7.01         Satisfaction and Discharge of Indenture. When (a) the Company delivers to the Trustee all Outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) for cancellation or (b) all Outstanding Notes have become due and payable and the Company deposits with the Trustee, the Paying Agent or the Conversion Agent, as applicable, whether at the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date, upon conversion or otherwise, cash or shares of Common Stock (or Reference Property) and cash, as applicable under the Indenture, sufficient to pay all amounts due and owing on all Outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08); and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging the Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with the Indenture or the Notes.

Section 7.02         Application of Funds or Securities Deposited for Payment of Notes. All moneys or securities deposited with the Trustee, Paying Agent or Conversion Agent, as applicable, shall be held in trust and applied by it to the payment, either directly or through any Paying Agent or Conversion Agent (other than the Company or any Subsidiary thereof, as applicable), to the Holders of the Notes for the payment of which such moneys or securities have been deposited, of all sums due and to become due thereon, but such money need not be segregated from other funds or securities except to the extent required by law.

Section 7.03         Repayment by Trustee, Paying Agent or Conversion Agent. In connection with the satisfaction and discharge of the Indenture with respect to the Notes, all moneys or securities then held by any Paying Agent or Conversion Agent under the provisions of the Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it and thereupon such Paying Agent or Conversion Agent shall be released from all further liability with respect to such moneys or securities.

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Any moneys or securities deposited with or paid to the Trustee, Paying Agent or Conversion Agent, as applicable, for the payment of any amount on the Notes and not applied but remaining unclaimed for two years after the date upon which such amount shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee, Paying Agent or Conversion Agent, as applicable, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee, Paying Agent or Conversion Agent with respect to such moneys or securities shall thereupon cease; provided, however, that the Trustee, Paying Agent or Conversion Agent, before being required to make any such repayment with respect to moneys or securities deposited with it for any payment in respect of the Notes, shall, at the expense of the Company, mail by first-class mail to Holders of the Notes at their addresses as they shall appear on the Note Register notice that such moneys or securities remain and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such mailing or publication, any unclaimed balance of such money or securities then remaining will be repaid to the Company.

Article 8
Supplemental Indentures

Article Nine of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 8 shall, with respect to the Notes, supersede in its entirety Article Nine of the Base Indenture.

Section 8.01  Without Consent of Holders. Without the consent of any Holders of the Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement the Indenture or the Notes for any of the following purposes:

(a)            to comply with Section 801 of the Base Indenture or Sections 10.06 and 11.01 of this Supplemental Indenture;

(b)            to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company;

(c)            to secure the Notes;

(d)            to provide for the addition or modification of any of the provisions of the Indenture as shall be necessary or desirable to provide for or facilitate the guarantee of the Notes by one or more guarantors;

(e)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(f)            to qualify, or maintain qualification of, the Indenture under the TIA;

(g)            to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture;

(h)            in connection with any Merger Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 10.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 10.06;

(i)            to provide for conversion rights of Holders of Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(j)            to increase the Conversion Rate; provided that the increase will not adversely affect the interest of the Holders of the Notes; and

(k)            to make such changes as may be necessary or desirable to allow the Company to issue Additional Notes pursuant to Section 2.11; provided that any such change will not materially adversely affect the interests of Holders of the Notes.

Section 8.02  Modification and Amendment with Consent of Holders. With the written consent or the affirmative vote of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, Additional Notes, if any) delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of the Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent or the affirmative vote of the Holder of each Outstanding Note affected thereby:

(a)            Extend the Maturity Date or any installment of principal of or interest (including Additional Interest, if any) on, any Note; or reduce the principal amount (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) thereof or the rate or amount of interest (including Additional Interest, if any) thereon, or adversely affect any right of repayment at the option of the Holder of any Note, or change the currency in which the principal of any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date (or, in the case of repayment at the option of the Holder, on or after the Fundamental Change Repurchase Date, as the case may be);

(b)            reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment, waiver, modification or supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such Notes pursuant to Section 5.05 of this Supplemental Indenture;

(c)            make any change that affects the right of any Holder to convert Notes into shares of the Common Stock or reduce the number of shares of Common Stock or any other property receivable upon conversion pursuant to the terms of the Indenture;

(d)            relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City;

(e)            change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders after the occurrence of a Fundamental Change;

(f)            make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)            change the ranking of the Notes; or

(h)            make any change in this Article 8 that requires each Holder’s consent.

Upon the written request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such act shall approve the substance thereof.

Section 8.03  Execution of Supplemental Indentures, Agreements and Waivers. In executing, any supplemental indenture, agreement, instrument or waiver permitted by this Article 8 or the modifications thereby of this Supplemental Indenture, the Trustee shall, upon request, be provided with, and (subject to Section 602 of the Base Indenture) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Supplemental Indenture; (b) does not violate the provisions of any agreement or instrument evidencing any other indebtedness of the Company, or any Subsidiary of the Company; and (c) that all conditions precedent in this Supplemental Indenture relating to such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture, the Notes or otherwise. The Company will notify Holders within a reasonable time of any amendment to this Agreement or of any supplemental indenture entered into. However, any failure by the Company to give such notice to all of the Holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Section 8.04  Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Supplemental Indenture, the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture and the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05  Compliance with Trust Indenture Act. Every supplemental indenture or amendment to the Indenture or the Notes shall comply with the TIA as then in effect, to the extent the TIA is applicable to the Indenture or any supplemental indenture hereto.

Section 8.06  Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, at the expense of the Company, upon a Company Order in exchange for Outstanding Notes.

Section 8.07  Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 8.02 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to the Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 calendar days after such record date.

Section 8.08  Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee, at the expense of the Company, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Article 9
[Reserved]

Article 10
Conversion of Notes

Section 10.01  Conversion Privilege.

(a)            Upon compliance with the provisions of this Article 10, a Holder of Notes shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the Close of Business on the scheduled Business Day immediately preceding the Maturity Date at a rate (the “Conversion Rate”) of 70.4225 shares of Common Stock (subject to adjustment by the Company as provided in this Article 10) per $1,000 principal amount of Notes, together with cash in lieu of fractional shares (collectively, the “Conversion Obligation”).

(b)         (1)         If and only to the extent a Holder elects to convert Notes prior to the Maturity Date in connection with a transaction described in clause (a), clause (b) or clause (d) of the definition of Fundamental Change and determined after giving effect to any exception to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof (a “Make-Whole Fundamental Change”) pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), referred to herein as a “Non-Stock Change of Control”, then the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described in Section 10.01(b)(2) below. The Company shall notify Holders of the anticipated Effective Date of a Non-Stock Change of Control no later than such time that the Non-Stock Change of Control occurs.

Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be settled pursuant to Section 10.02 below, as applicable. For purposes of this Section 10.01(b), a conversion of Notes shall be deemed to be “in connection with” a Non-Stock Change of Control to the extent that the related Conversion Notice is received by the Conversion Agent following the Effective Date of the Non-Stock Change of Control but before the Close of Business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (such period, the “Make-Whole Fundamental Change Period”). Such Conversion Notice shall indicate that the Holder of Notes has elected to convert Notes in connection with a Non-Stock Change of Control; provided, however, that the failure to so indicate shall not in any way affect the Conversion Obligation or the right of such Holder to receive Additional Shares in connection with such conversion.

(2)            The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule I hereto, based on the date on which the Non-Stock Change of Control occurs or becomes effective (the “Effective Date”), and the Stock Price; provided, that if the Stock Price is between two Stock Price amounts in the table attached as Schedule I hereto or the Effective Date is between two Effective Dates in the table attached as Schedule I hereto, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 360-day year; provided further that if (x) the Stock Price is in excess of $16.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 10.04), no Additional Shares will be added to the Conversion Rate, and (y) the Stock Price is less than $12.38 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 10.04), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion, as adjusted pursuant to this Section 10.01(b)(2), exceed 80.7754 per $1,000 principal amount of the Notes, subject to the same adjustments as the Conversion Rate pursuant to Section 10.04.

The number of Additional Shares within the table in Schedule I hereto shall be adjusted in the same manner as and as of any date on which the Conversion Rate is adjusted as set forth in Section 10.04 (other than by operation of an adjustment to the Conversion Rate pursuant to this Section 10.01(b)). The Stock Prices set forth in the first row of the table attached as Schedule I hereto (i.e., the column headers) shall be simultaneously adjusted as of any date on which the Conversion Rate is adjusted (other than by operation of an adjustment to the Conversion Rate pursuant to this Section 10.01(b)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

Section 10.02  Conversion Procedures.

(a)            Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b)            In order to exercise the conversion privilege with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, pay all documentary, stamp or similar issue or transfer tax, if any, for which the Holder is responsible pursuant to Section 10.06, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any certificated Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(1)            complete and manually sign the Conversion Notice provided on the back of the Note and attached hereto as Exhibit B (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(2)            deliver the completed Conversion Notice (which is irrevocable), which is irrevocable, and the Note to the Conversion Agent;

(3)            if required, furnish appropriate endorsements and transfer documents; and

(4)            if required, pay all documentary, stamp or issue or transfer tax pursuant to Section 4.06.

The date on which the Holder satisfies all of the applicable requirements set forth in this Section 10.02(b) is the “Conversion Date.” The Conversion Agent will provide the Company with notice of any conversion by a Holder of the Notes on the Conversion Date (which, for the avoidance of doubt, shall be the next Business Day if the applicable requirements are satisfied after the Close of Business on a Business Day and prior to the Open of Business on the next Business Day).

(c)            Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d)            In case any certificated Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the Close of Business on the relevant Conversion Date. The person in whose name the certificate or certificates for the number of shares of Common Stock that shall be issuable upon such conversion shall become the holder of record of such shares of Common Stock as of the Close of Business on such Conversion Date. Notwithstanding the foregoing and anything contained in the Indenture to the contrary, in no event shall a Holder be entitled to the benefit of a Conversion Rate adjustment pursuant to the provisions of Article 10 hereof in respect of Notes surrendered for conversion if, by virtue of being deemed the record holder of the shares of Common Stock issuable upon such conversion pursuant to the foregoing sentence, such Holder participates, as a result of being such holder of record, in the transaction or event that would otherwise give rise to such Conversion Rate adjustment to the same extent and in the same manner as holders of shares of Common Stock generally.

(e)            Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)            Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 11.01(c) hereof.

Section 10.03  Payments Upon Conversion.

(a)            Upon any conversion of any Notes, on the third Business Day immediately following the Conversion Date, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to (i) the aggregate principal amount of such Notes to be converted divided by $1,000, multiplied by (ii) the Conversion Rate in effect as of such Conversion Date, together with any cash payment for any fractional share of Common Stock as described in Section 10.03(c).

(b)            Notwithstanding anything to the contrary in the Indenture, upon the conversion of any Notes, unless the Holder converts after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, the Holder will also receive a separate cash payment representing accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. Any such payment will be made on the settlement date applicable to the relevant conversion of the Notes. If the Holder converts after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, the Holder will receive on the corresponding Interest Payment Date the interest accrued and unpaid on the Notes for the entire interest period, notwithstanding the Holder’s conversion of the Notes prior to the Interest Payment Date, assuming the Holder was the holder of record on the corresponding Record Date.

(c)            The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

(d)            Notwithstanding anything to the contrary in the Indenture, no Holder of Notes will be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 5.0% of the Common Stock outstanding at such time (the “Limitation”). Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of more than 5.0% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it being the beneficial owner of more than 5.0% of the shares of Common Stock outstanding at such time. The Limitation shall no longer apply following the Effective Date of any Fundamental Change.

Section 10.04  Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)            If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such record date or immediately after the Open of Business on such effective date, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately after the Close of Business on such record date or immediately after the Open of Business on such effective date, as the case may be; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or combination.

Such adjustment made under this Section 10.04(a) shall become effective immediately after the Close of Business on the record date for such dividend or distribution or immediately after the Open of Business on the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not subdivided or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(b)            If the Company issues to all or substantially all holders of Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance then the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such record date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such record date;

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued or if no such rights, options or warrants are exercised prior to the expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 10.04(b), in determining whether any rights, options or warrants entitle the holder thereof to subscribe for or purchase shares of Common Stock less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, where the value of such consideration, if other than cash, shall be determined by the Board of Directors.

(c) (i) In case the Company shall distribute shares of Capital Stock, evidences of indebtedness or other assets or property to all or substantially all holders of Common Stock (excluding dividends and distributions covered by Section 10.04(a), Section 10.04(b), Section 10.04(d), and distributions described below in Section 10.04(c)(ii) with respect to Spin-Offs (as defined below)) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, hereinafter in this Section 10.04(c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such distribution;

CR1 =	the Conversion Rate in effect after the Close of Business on such record date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending, and including, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors or a committee thereof) of the Distributed Property with respect to each outstanding share of Common Stock on the record date for such distribution.

Any increase made under the portion of this Section 10.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

(ii)            With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 10.04(c) (and subject in all respect to Section 10.08), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04(c) (and no adjustment to the Conversion Rate under this Section 10.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 10.04(a), Section 10.04(b) and this Section 10.04(c), if any dividend or distribution to which this Section 10.04(c) is applicable also includes one or both of:

(A)            a dividend or distribution of shares of Common Stock to which Section 10.04(a) is applicable (the “Clause A Distribution”); or

(B)            a dividend or distribution of rights, options or warrants to which Section 10.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.04(a) and Section 10.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 10.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 10.04(b).

(d)            In case the Company shall pay any cash dividends or make distributions paid exclusively in cash to all or substantially all holders of Common Stock (other than dividends or distributions made in connection with the dissolution, liquidation or winding-up of the Company or distributions to which Section 10.06 applies), then the Conversion Rate will be increased based on the following formula (other than a regular quarterly cash dividend that does not exceed “T” (as defined below)):

where

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;

SP0 =	the the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T =	the dividend threshold amount, which will initially be equal to $0.30 per share in any quarterly period, provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C =	the amount in cash per share that the Company distributes to all or substantially all holders of Common Stock.

Any increase pursuant to this Section 10.04(d), shall become effective immediately after the Close of Business on the record date for such dividend or distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the initial dividend threshold for any adjustment to the Conversion Rate under this Section 10.04(d).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $0.01, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash dividend or distribution.

For the avoidance of doubt, for purposes of this Section 10.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 10.04(d), references in this Section 10.04(d) to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)            If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1 =	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the day such tender or exchange offer expires (the “Averaging Period”);

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer).

OS1 =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

The increase to the Conversion Rate under this Section 10.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.

If the Company is obligated to purchase Common Stock pursuant to any such tender or exchange offer described in this Section 10.04(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)            Notwithstanding any other provision of this Section 10.04, no adjustments to the Conversion Rate pursuant to this Section 10.04 will be made:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan or similar arrangement providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan or arrangement;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program or similar arrangement of, or assumed by, the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 10.04(f) and outstanding as of the date the Notes were first issued;

(iv)         for a change in the par value of the Common Stock; or

(v)          for accrued and unpaid interest (including Additional Interest, if any).

(g)            To the extent a transaction qualifies under two or more of Section 10.04(a), Section 10.04(b), Section 10.04(c), Section 10.04(d) and Section 10.04(e), the Conversion Rate shall be adjusted pursuant to Section 10.04(c)(i).

(h)            For purposes of this Section 10.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders of the Company entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(i)            All calculations and other determinations under this Article 10 shall be made by the Company in accordance with Section 12.15 hereof and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment shall be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or the right to purchase Common Stock or such convertible or exchangeable securities, other than as provided in this Section 10.04. No adjustment shall be made to the Conversion Rate unless such adjustment would require a change of at least 1.0% in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than 1.0% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1.0%, (i) annually on the anniversary of the first date of issue of the Notes and otherwise, (ii) upon any conversion of the Notes, and (iii) (1) 10 Business Days prior to the Maturity Date of the Notes or (2) 10 Business Days prior to any Fundamental Change Repurchase Date or Redemption Date, unless such adjustment has already been made.

(j)            Whenever the Conversion Rate is adjusted as herein provided in this Section 10.04 or Section 10.08, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. The Trustee and Conversion Agent may conclusively rely on the accuracy of the Conversion Rate adjustment provided by the Company. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee and the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and provide notice to Holders of such adjustment.

(k)            For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10.05  Shares to be Fully Paid. Subject to Section 10.03(c), the Company shall provide, free from preemptive rights, sufficient Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 10.06  Effect of Reclassification, Consolidation, Merger or Sale.

(a)            In the case of:

(i)            any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(ii)           any consolidation, merger, combination or similar transaction involving the Company,

(iii)          any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)         any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event. Prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 8.01(h) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event the number of shares of Common Stock otherwise deliverable upon conversion of the Notes in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any such Merger Event includes, in whole or in part, shares of common equity or other equity interests or American depositary receipts (or other interests) in respect thereof, the supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Merger Event, such other company, if an Affiliate of the Company or the successor or purchasing corporation, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions and modifications to protect the interests of the Holders as the Company reasonably considers necessary or appropriate.

(b)            When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 10.06, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)            The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.06. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

(d)            The above provisions of this Section shall similarly apply to successive Merger Events.

Section 10.07  Notice to Holders Prior to Certain Actions.

In case:

(a)            the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

(b)            the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c)            of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)            of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his address appearing on the Note Register at least 10 calendar days before the applicable date specified in clause (x) or (y) below, as the case may be, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to convert their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 10.08  Stockholder Rights Plans. To the extent that any future stockholders’ rights plan adopted by the Company is in effect upon conversion of the Notes into Common Stock, Holders shall receive, in addition to any Common Stock issuable upon such conversion, the rights under the applicable rights agreement unless the rights have separated from the Common Stock at the time of conversion of the Notes, in which case, the Conversion Rate will be adjusted as if the Company distributed to all holders of its Common Stock shares of its Capital Stock, evidences of indebtedness or assets as described in Section 10.04(c)(i), subject to readjustment in the event of the expiration, termination or redemption of such rights. If, and only if, the Holders receive rights under such shareholders’ rights plan as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Article 10 shall be made in connection with such shareholders’ rights plan.

Article 11
Repurchase of Notes at the Option of the Holders

Article Thirteen of the Base Indenture shall not apply to the Notes. Instead, the provisions of this Article 11 shall, with respect to the Notes, supersede in its entirety Article Thirteen of the Base Indenture.

Section 11.01  Repurchase at Option of Holders Upon a Fundamental Change.

(a)            If a Fundamental Change occurs at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) calendar days and not more than thirty-five (35) calendar days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date (collectively, the “Fundamental Change Repurchase Price”). Notwithstanding the foregoing, if the Fundamental Change Repurchase Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest (including Additional Interest, if any) will be paid on the Fundamental Change Repurchase Date to the Holder of record on the Record Date.

Repurchases of Notes under this Section 11.01 shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)           delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)            if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)            the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof;

(C)            that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture; and

(D)            if such Fundamental Change Repurchase Notice is delivered prior to the occurrence of a Fundamental Change pursuant to a definitive agreement giving rise to a Fundamental Change, that the Holder acknowledges that the Company’s offer is conditioned on the occurrence of such Fundamental Change. provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with Applicable Procedures.

If the Notes are Global Notes, in order to surrender their Notes for repurchase in connection with a Fundamental Change, Holders must comply with applicable procedures of the Depositary.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 11.01(c).

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b)            On or before the fifth (5th) calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes as of the date of the Fundamental Change Company Notice at their addresses shown in the Note Register (and to beneficial owners to the extent required by applicable law) and the Trustee and Paying Agent a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i)           the events causing the Fundamental Change;

(ii)          the date of the Fundamental Change;

(iii)         that the Holder must exercise the repurchase right prior to the Close of Business on the Fundamental Change Repurchase Date;

(iv)         the Fundamental Change Repurchase Price;

(v)          the Fundamental Change Repurchase Date;

(vi)         the name and address of the Paying Agent and the Conversion Agent;

(vii)        the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)       that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture; and

(ix)          the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.

(c)            A Fundamental Change Repurchase Notice may be withdrawn by delivering a written notice of withdrawal to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

(ii)           the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(iii)          if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; provided, however, that if the Notes are not in certificated form, the notice must comply with Applicable Procedures. The Paying Agent will promptly return to the respective Holders thereof any certificated Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 11.01(c). If the Notes are not in certificated form, such return must comply with the appropriate procedures of the Depositary. If a Fundamental Change Repurchase Notice is given and then subsequently withdrawn in accordance with this Section 11.01(c), then the Company shall not be obligated to repurchase any Notes listed in such Fundamental Change Repurchase Notice.

If the Notes are Global Notes, in order to withdraw Notes previously surrendered for repurchase in connection with a Fundamental Change, Holders must comply with applicable procedures of the Depositary.

(d)            On or prior to 1:00 p.m. (local time in The City of New York) on the Business Day following the Fundamental Change Repurchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company) or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust in accordance with this Supplemental Indenture an amount of money sufficient to repurchase as of the Fundamental Change Repurchase Date all of the Notes to be repurchased as of such date at the Fundamental Change Repurchase Price; provided, however, to the extent any such funds are received by the Trustee (or other Paying Agent appointed by the Company) or if the Company is acting as its own Paying Agent after 1:00 p.m. (New York City time) on such date, such funds will be deemed deposited within one (1) Business Day of receipt thereof. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company and subject to extension if necessary to comply with the provisions of the Investment Company Act), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Close of Business on the Fundamental Change Repurchase Date will be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 11.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 11.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register (in the case of certificated Notes) by wire transfer of immediately available funds to the account of the Depositary or its nominee (if the Notes are not in certificated form). The Trustee shall, promptly after such payment return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)            If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase as of the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased on such Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes will cease to be Outstanding, (ii) interest (including Additional Interest, if any) will cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, as the case may be, and (iii) all other rights of the Holders of such Notes will terminate other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.

Section 11.02  No Payment Following Acceleration of the Notes. There shall be no purchase of any Notes pursuant to this Article 11 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Fundamental Change Repurchase Date. The Trustee (or other Paying Agent appointed by the Company) will promptly return to the respective Holders thereof any certificated Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancellation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 11.03  Compliance with Tender Offer Rules. In connection with any offer to purchase Notes under Section 11.01 hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 11.01 to be exercised in the time and in the manner specified in Section 11.01.

Article 12
Miscellaneous

Section 12.01  [Reserved].

Section 12.02  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under the Indenture, the Company shall, upon request, deliver to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in the Indenture relating to the proposed action have been complied with and, upon request, an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with.

Section 12.03  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Supplemental Indenture (other than Officers’ Certificates provided for in Section 4.03) shall include:

(a)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or such other certificates of officer(s) of the Company as it may deem appropriate and on certificates of public officials.

Section 12.04         Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Supplemental Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns whether so expressed or not.

Section 12.05         Official Acts by Successor Corporation. Any act or proceeding by any provision of this Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or entity that shall at the time be the lawful sole successor of the Company.

Section 12.06         Addresses for Notices, Etc. Except as otherwise provided in the Indenture, any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to the Company, [1633 Broadway, 48th Floor, New York, New York 10019, Attention: John Kline]. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to U.S. Bank Trust Company, National Association, 1 Federal Street, 10th Floor, Boston, Massachusetts 02110, Attention: New Mountain Finance Corporation.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first class mail, postage prepaid, at the address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.07         Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401. THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TIA THAT ARE REQUIRED TO BE A PART OF THIS SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

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Section 12.08         Benefits of Indenture. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any Paying Agent, any Authenticating Agent, any Security Registrar and their successors hereunder, the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 12.09         Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.10         Counterparts. This Supplemental Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to this Supplemental Indenture must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English.  The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.11         Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

Section 12.12         Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 12.13         Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

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Section 12.14         Force Majeure. In no event shall the Trustee, the Paying Agent or Conversion Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or other acts of God, and interruptions, loss or malfunction of utilities, communications or computer (software or hardware) services; it being understood that the Trustee, the Paying Agent, and the Conversion Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15         Calculations.

(a)            Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of Common Stock, accrued interest payable on the Notes, the Redemption Price, the Fundamental Change Repurchase Price and the Conversion Rate and Conversion Price. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide a schedule of these calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward these calculations to any Holder of the Note upon the written request of that Holder.

(b)            The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in Article 10. The rights, privileges, protections, immunities and benefits given to the Trustee and the Conversion Agent under the Base Indenture and this Supplemental Indenture, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee and the Conversion Agent in any other capacity either may hold hereunder, including, if either is so appointed by the Company and accepts such appointment.

Section 12.16         Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day or is not a Valid Payment Date, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

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Section 12.17         Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture, including, without limitations, all rights, privileges, protections, immunities and benefits afforded to the Trustee under Article Six of the Base Indenture, including, without limitation, the right to be compensated and indemnified under Section 606 of the Base Indenture, are deemed to be incorporated herein in full, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder, including, without limitation, as Security Registrar, Paying Agent and Conversion Agent, as if set forth herein in full.

[Remainder of the page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NEW MOUNTAIN FINANCE CORPORATION

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature page to Third Supplemental Indenture]

SCHEDULE I

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 10.06 based on the Stock Price and Effective Date set forth below.

	Stock Price and Additional Shares
Effective Date	$12.38	$12.50	$12.75	$13.25	$13.75	$14.20	$14.85	$16.00
November 2, 2022	10.3530	9.6416	8.2306	5.6981	3.5825	2.0542	0.4963	0.0000
October 15, 2023	10.3530	9.6416	8.2306	5.6981	3.5265	1.9352	0.3926	0.0000
October 15, 2024	10.3530	9.6416	8.1757	5.2996	2.9425	1.3655	0.0667	0.0000
October 15, 2025	10.3530	9.1248	7.4400	4.2023	1.1615	0.0000	0.0000	0.0000

I-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF NEW MOUNTAIN FINANCE CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)            TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

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(C)            TO A PERSON IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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New Mountain Finance Corporation
7.50% Convertible Notes due 2025

No. [_____]	[Initially][1] $[_________]
CUSIP No. 647551 AD2[2]

New Mountain Finance Corporation, a corporation organized under the laws of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO., or registered assigns (the “Depositary”)]3, the principal sum of [____] ($[____])[, or such other principal amount as shall be set forth on the Schedule I hereto,]4 on October 15, 2025, unless earlier converted, redeemed or repurchased.

This Note shall bear interest at the rate of 7.50% per year from November 2, 2022, or from the most recent date to which interest had been paid or provided. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Except as otherwise provided in the Indenture, interest is payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2023, to Holders of record at the Close of Business on the preceding April 1 and October 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from, and including the immediately preceding Interest Payment Date (or from and including November 2, 2022, if no interest has been paid hereon) to but excluding such Interest Payment Date. Additional Interest will be payable as set forth in Section 4.07(d), Section 4.07(e) and Section 5.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.07(d), Section 4.07(e) or Section 5.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

1 Include if a global note.

2 This Note will be deemed to be identified by CUSIP No. 647551 AE0 from and after such time when the Company delivers, pursuant to Section 2.07(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note in accordance with the applicable procedures of the Depositary.

3 Use bracketed language for a Global Note.

4 Use bracketed language for a Global Note.

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Payment of the principal and interest, on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or (ii) wire transfer to an account of the Person entitled thereto located inside the United States; provided further, however, that, with respect to any Holder of Notes with an aggregate principal amount in excess of $2,000,000, at the application of such Holder in writing to the Company, interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable Record Date. Notwithstanding the foregoing, payment of interest in respect of Notes held in global form shall be made in accordance with procedures required by the Depositary.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized Authenticating Agent under the Indenture.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

NEW MOUNTAIN FINANCE CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:
Dated:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

BY:
Authorized Officer

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[FORM OF REVERSE OF NOTE]

New Mountain Finance Corporation
7.50% Convertible Notes due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 7.50% Convertible Notes due 2025 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of August 20, 2018, as supplemented by a Third Supplemental Indenture dated as of November 2, 2022 (together, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02 of the Indenture, without the consent of each Holder of an Outstanding Note affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other securities.

A-7

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes (except as otherwise provided in the Indenture), Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

The Notes are not subject to redemption prior to October 20, 2023 and will not be entitled to the benefit of any sinking fund. On or after October 20, 2023, the Notes are subject to redemption in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) in accordance with the provisions of the Indenture on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest (including Additional Interest, if any) to but excluding the Fundamental Change Repurchase Date. The Company shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof at any time following the Company entering into a definitive agreement that, if consummated, would give rise to a Fundamental Change, but in any event not later than the fifth (5th) calendar day after the occurrence of a Fundamental Change.

Subject to and upon compliance with the provisions of the Indenture, the Holder may surrender for conversion all or any portion of this Note that is in an integral multiple of $1,000. Upon conversion, the Holder shall be entitled to receive the consideration specified in the Indenture. No fractional share of Common Stock shall be issued upon conversion of a Note. Instead, the Company shall pay cash in lieu of such fractional share of Common Stock as provided in the Indenture. The initial Conversion Rate shall be 70.4225 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with the provisions of the Indenture. If a Holder converts all or a part of this Note in connection with the occurrence of certain Fundamental Change transactions, the Conversion Rate shall be increased in the manner and to the extent described in the Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, City of New York, or elsewhere as provided in the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection with any registration of transfer or exchange of Notes (except as otherwise set forth in the Indenture).

A-8

The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other Authenticating Agent nor any Paying Agent nor any other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

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New Mountain Finance Corporation
7.50% Convertible Notes due 20255

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee Or Custodian

5 For Global Notes only.

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EXHIBIT B

FORM OF CONVERSION NOTICE

To: New Mountain Finance Corporation The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes and duties payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if shares of Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.
Fill in for registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$_____________

Social Security or Other Taxpayer Identification Number__________________

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EXHIBIT C

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: New Mountain Finance Corporation The undersigned registered owner of this Note hereby acknowledges receipt of a notice from New Mountain Finance Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, to the registered holder hereof.

Dated:

Signature(s)
Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $ ,000
NOTICE:
The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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EXHIBIT D

FORM OF ASSIGNMENT AND TRANSFER

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture between New Mountain Finance Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Stock is to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the Conversion Notice, the option to elect repurchase upon a Fundamental Change, or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.